Filed Pursuant to Rule 424(b)(3)
Registration No. 333-205656

PROSPECTUS

MOKO SOCIAL MEDIA LIMITED

Ordinary Shares

Warrants

This prospectus relates to 1,672,727 warrants and such number of ordinary shares of MOKO Social Media Limited which are issuable upon the exercise thereof, which warrants were issued to the underwriters’ representatives in our initial public offering.

We will not receive any of the proceeds from the sale of the ordinary shares or warrants under this prospectus, although we could receive up to $392,045 upon the exercise of all of the warrants issued in our initial public offering.

In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 3 of the Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this prospectus is August 7, 2015

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PROSPECTUS SUMMARY

Our Business

Moko Social Media (“MOKO” or “we”) began as a company engaged in the development of proprietary mobile social community platforms and mobile content sales in Australia in 2004. During the following eight years, we expanded beyond Australia to the United Kingdom, United States and parts of South-East Asia, leveraging our platform’s proprietary network architecture with a range of capabilities, including Customer Relationship Management (CRM), Data Mining, Moderation (censorship), Billing, Advertising Placement, Performance Monitoring, and Content Management. We believe that our current platform, which was built both through in-house development and by means of acquisition and integration of complementary intellectual property, represents technology that is potentially applicable to numerous social communities while being scalable within those communities.

In 2012, we made a strategic shift away from accessing a user base via third parties (involving revenue sharing agreements and other factors that rendered our business model unprofitable) to providing customized mobile social community platforms to large organized groups that need to share content and to interact efficiently with their members on a regular basis. These customized mobile platform solutions are developed entirely by us and then distributed at no charge to these groups and their members, in return for certain exclusive access and for advertising rights. We plan to commercialize these products with premium targeted mobile advertising.

We believe that we are different from traditional online social media because we build highly tailored mobile community applications that generic social networks generally do not. Our technology platform has been designed to enable a high degree of flexibility, permitting us to design and build customized applications.

Social communities we have secured to serve through contractual relationships include those of U.S. university intramural sports participants, U.S. high school students, U.S. running enthusiasts, participants in progressive U.S. politics and millennial women (i.e. between the ages of 18-34).

We have recently defined three core markets to focus on and our product development and acquisition efforts will seek to expand products and activities within these core areas:

• Student Group — REC*IT, BigTeams powered by REC*IT and Speakiesy are key products in this group.

• Active Lifestyle Group — RunHaven is the main product in the Active Lifestyle Group. It is our intention to merge the RaceAdvizor app into the RunHaven app.

• Political Group — BNR and VOYCIT are the main products in the political group.

We also have two other products called Tagroom and Deals I Love that are designed to assist in serving our three core markets.

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The Offering

Ordinary shares in the offering	1,672,727

Warrants in the offering	1,672,727

NASDAQ Symbol	MOKO

Use of proceeds	We will not receive any of the proceeds from the sale of the shares or warrants under this prospectus, although we could receive up to $392,045 upon the exercise of all of the warrants issued in our initial public offering.

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RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•	the risks described in our Annual Report on Form 20-F for our fiscal year ended June 30, 2014, on file with Securities and Exchange Commission, which is incorporated by reference into this prospectus; and

•	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell from time to time up to $40,000,000 of any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this report are forward-looking statements. These forward-looking statements can be identified by words or phrases such as ‘‘may,’’ ‘‘will,’’ ‘‘expect,’’ ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘is/are likely to’’ or other similar expressions. The forward-looking statements included in this report relate to, among others:

•	our goals and strategies;

•	our future business development, results of operations and financial condition;

•	our ability to protect our intellectual property rights;

•	projected revenues, profits, earnings and other estimated financial information;

•	our ability to maintain strong relationships with our customers and suppliers;

•	our planned use of proceeds; and

•	governmental policies regarding our industry.

The forward-looking statements included in or incorporated by reference into this prospectus are subject to known and unknown risks, uncertainties and assumptions about our businesses and business environments. These statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual results of our operations may differ materially from information contained in the forward-looking statements as a result of risk factors, some of which are described under “Risk Factors” in the documents incorporated by reference herein, and include, among other things:

•	failure of our new products to attract a sufficient number of social groups to our mobile platforms;

•	failure of advertisers to use us to reach their target audience even if our mobile social platforms are widely adopted by user groups;

•	risks relating to generating almost all of our revenue from advertising;

•	our incurrence of net losses since our inception and our anticipation that we will continue to incur net losses in the future;

•	our ability to continue as a going concern;

•	our dependence on the development of our REC*IT platform;

•	failure to maintain the resources and expertise necessary to keep up with the latest technologies in the industries in which we operate;

•	dependence on the continued and unimpeded access to our products and services on the Internet

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by our partner’s users and advertisers;

•	failure to identify suitable targets, acquire them on acceptable terms or successfully integrate them in accordance with our business strategy of making acquisitions;

•	reliance on third party computer software and systems to manage our operations;

•	our business being subject to complex and evolving laws, regulations and self-regulatory principles and frameworks internationally;

•	privacy concerns relating to our products and services which could damage our reputation and deter current and potential users and advertisers from using our products; and

•	our need for additional capital and whether we may be able to obtain it on acceptable terms, or at all.

These risks and uncertainties are not exhaustive. Other sections of this prospectus and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. The forward-looking statements contained in or incorporated into this prospectus speak only as of the date of this prospectus or such documents incorporated by reference herein or, if obtained from third-party studies or reports, the date of the corresponding study or report, and are expressly qualified in their entirety by the cautionary statements in this prospectus. Since we operate in an emerging and evolving environment and new risk factors and uncertainties emerge from time to time, you should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by the securities laws of the United States and Australia, we undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the ordinary shares or warrants under this prospectus, although we could receive up to $392,045 upon the exercise of all of the warrants issued in our initial public offering.

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MARKET INFORMATION

Under the symbol “MKB,” the principal trading market for our ordinary shares is the ASX in Australia, where the ordinary shares have been listed since June 2007. The ADSs have been listed on the NASDAQ Global Market under the symbol “MOKO” since June 27, 2014.

The following table sets forth, for the periods indicated, the reported high and low closing prices on (i) the ASX for our ordinary shares in Australian dollars and (ii) the NASDAQ Global Market for our ADSs in U.S. dollars.

	High	Low	High	Low
Year Ended	(A$ per share)		(US$ per ADS)
June 30, 2010	0.12	0.05
June 30, 2011	0.09	0.04
June 30, 2012	0.05	0.02
June 30, 2013	0.05	0.02
June 30, 2014	0.33	0.04
Quarter Ended
September 30, 2012	0.05	0.03
December 31, 2012	0.04	0.03
March 31, 2013	0.05	0.02
June 30, 2013	0.05	0.02
September 30, 2013	0.14	0.04
December 31, 2013	0.33	0.12
March 31, 2014	0.33	0.20
June 30, 2014	0.27	0.14	7.70	6.75
Month Ended
July 2014	0.21	0.18	7.79	6.70
August 2014	0.20	0.17	7.03	5.87
September 2014	0.17	0.14	6.22	5.42
October 2014	0.16	0.13	5.99	4.88
November 2014	0.16	0.13	5.80	4.29
December 2014	0.18	0.15	6.05	4.90
January 2015	0.17	0.15	5.80	4.60
February 2015	0.17	0.14	5.30	4.25
March 2015	0.16	0.14	4.80	4.00
April 2015	0.18	0.14	5.94	4.50
May 2015	0.17	0.14	5.40	4.22
June 2015	0.15	0.11	4.25	3.50
July 2015 (through July 24)	0.14	0.10	3.85	3.01

We have entered into a deposit agreement with the Depositary and the holders from time to time of the ADRs issued thereunder pursuant to which a sponsored American Depositary Receipt facility was made available with respect to the ordinary shares. Any ADSs offering hereby will be represented by ADRs issued pursuant to an amended and restated Deposit Agreement with respect to the ordinary shares. Based upon information available from Link Market Services Limited, as of December 31, 2014, we had 4,057 holders of record of the ordinary shares, of which 6 had registered addresses in the U.S. and held a total of 6,614,329 ordinary shares. National Nominees Limited, a subsidiary of National Australia Bank, as custodian, is the registered holder for the holders of ADSs representing ordinary shares. National Nominees Limited was the registered holder of 12,175,120 ordinary shares, as custodian, representing 304,378 ADSs as of December 31, 2014. Holders of record of having registered addresses in the U.S., together with the registered holders of ADSs representing ordinary shares held by National Nominees Limited, held an aggregate of approximately 3% of the total number of ordinary shares outstanding on such date. The above numbers may not be representative of the actual number of U.S. beneficial holders or the number of ordinary shares beneficially held by U.S. persons.

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CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

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DESCRIPTION OF ORDINARY SHARES AND WARRANTS

A description of our ordinary shares and warrants can be found in our Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), as originally filed with the SEC on May 19, 2014 (Registration No. 333-196073) under the headings “Description of Shares and Governing Documents” and “Underwriting — Underwriters’ Warrants” and as incorporated into the Company’s Form 8-A, filed with the SEC on June 10, 2014, which description is incorporated by reference herein.

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PLAN OF DISTRIBUTION

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NASDAQ Global Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

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Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, the sellers of the securities covered by this prospectus or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

Sellers of securities covered by this prospectus may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into to indemnification against specified liabilities, including liabilities incurred under the Securities Act, or to contribution to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for the sellers of securities covered by this prospectus or their affiliates.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

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•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

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Sellers of securities covered by this prospectus may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged or borrowed to settle those sales or to close out any related open borrowings of shares, and may use securities received in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Sellers of securities covered by this prospectus may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in the securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

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EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee, are estimated.

SEC registration fee	$4,648

FINRA fees	$6,500

Transfer agent’s fees and expenses	*

Legal fees and expenses	*

Printing fees and expenses	*

Accounting fees and expenses	*

Miscellaneous fees and expenses	*

Total	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended June 30, 2014, filed with the SEC on October 31, 2014;

•	our Interim Report for the half year ended December 31, 2014, included as Exhibit 99.2 to the Report of Foreign Private Issuer on Form 6-K filed with the SEC on February 27, 2015;

•	the description of our ordinary shares contained in our Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), as originally filed with the SEC on May 19, 2014 (Registration No. 333-196073) under the heading “Description of Securities” and as incorporated into our Registration Statement on Form 8-A, filed with the SEC on June 10, 2014;

•	any Form 20-F, 10-K, 10-Q or 8-K filed with the SEC after the date of this prospectus and prior to the termination of this offering of securities (except to the extent such reports are furnished but not filed with the SEC); and

•	any Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to Emma Waldon, Company Secretary, MOKO Social Media Limited, Level 1, Suite 5, 442 Beaufort Street, Highgate, Western Australia 6003, Australia. The telephone number at our executive office is (571) 982-3000.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

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INDEMNIFICATION

Australian law does not limit the extent to which a company’s constitution may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Australian courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. MOKO’s Constitution provides for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except that such indemnity shall not extend to any matter in respect of any fraud or dishonesty.

This provision, however, will not eliminate or limit liability arising under federal securities laws. MOKO’s Constitution does not eliminate its director’s fiduciary duties. The inclusion of the foregoing provision may, however, discourage or deter shareholders or management from bringing a lawsuit against directors even though such an action, if successful, might otherwise have benefited MOKO and its shareholders. This provision should not affect the availability of a claim or right of action based upon a director’s fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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LEGAL MATTERS

The validity of the warrants and legal matters as to United States and New York law has been passed upon for us by Loeb & Loeb LLP. The validity of the ordinary shares and legal matters as to Australian law has been passed upon for us by Addisons Lawyers, Australia.

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EXPERTS

The consolidated financial statements of MOKO and its subsidiaries as of June 30, 2014 and 2013 and for each of the years in the three-year period ended June 30, 2014, have been incorporated by reference herein and in the registration statement in reliance upon the reports of BDO East Coast Partnership, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov. For further information pertaining to the securities offered by this prospectus and MOKO, reference is made to the registration statement.

MOKO furnishes reports and other information to the SEC. You may read and copy any document we furnish at the SEC’s public reference facilities and the website of the SEC referred to above. MOKO’s file number with the SEC is 001-36488, and we began filing through EDGAR beginning on February 28, 2014.

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MOKO SOCIAL MEDIA LIMITED

ORDINARY SHARES

WARRANTS

PROSPECTUS